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                            CERTIFICATE OF FORMATION

                                       OF

               GREATAMERICA LEASING RECEIVABLES 2001-1, L.L.C.

      This Certificate of Formation of GreatAmerica Leasing Receivables 2001-1, L.L.C. (the "LLC"), dated as of September 24, 2001, is being duly executed and filed by Walter L. Draney, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

      FIRST. The name of the limited liability company formed hereby is GreatAmerica Leasing Receivables 2001-1.

      SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                       By:  /s/  Walter L. Draney
                                            ----------------------------------
                                       Authorized Person:   Walter L. Draney